UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 12, 2012

WORTHINGTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Montgomery Street #1094, San Francisco, CA 94104
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 588-5390

Copy of correspondence to:

Richard A. Friedman, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On or about November 6, 2012, in connection with the review of the consolidated financial statements of Worthington Energy, Inc. (the “Company”) for the quarter ended September 30, 2012, Hansen, Barnett & Maxwell, P.C., the Company’s independent registered public accounting firm (“HBM”), raised questions regarding the derivative liability associated with warrants issued in a private placement in May 2011 and consulting warrants issued in June 2011 (collectively, the “Warrants”).  Specifically, the Warrants contain certain anti-dilution protection rights in the event that the Company subsequently issuances securities at a price per share less than the current exercise price of the Warrants (a “Dilutive Issuance”).  Upon a Dilutive Issuance, the exercise price of the Warrants is reduced to match the price per share of the securities issued in the Dilutive Issuance (a “Price Ratchet Protection”).  HBM discussed their questions with a member of Osborne, Robbins & Buhler, PLLC (ORB), accountants engaged on behalf of the Company, and with Doty Scott Enterprises, Inc. (“Doty Scott”), and it was determined that derivative valuation studies prepared by Doty Scott also provided for a corresponding increase in the number of shares of common stock issuable upon exercise of the Warrants upon a Dilutive Issuance (a “Full Ratchet Protection”).

On November 9, 2012, the Company, ORB, HBM and counsel further discussed the matter and confirmed that the Warrants did not provide for a Full Ratchet Protection, only a Price Ratchet Protection.

On November 12, 2012, the Audit Committee of the Board of Directors of the Company discussed the issue with ORB and HBM and determined that the Company’s consolidated financial statements as of and for the quarters ended March 31, 2012 and June 30, 2012 filed on quarterly reports on Form 10-Q filed with the SEC on May 15, 2012 and August 20, 2012 (as amended on September 13, 2012), respectively (collectively, the “Reports”) should not be relied upon and that they will need to be restated.

The Company intends to diligently work with its professional advisors to file restated Reports, which are expected to be filed by November 14, 2012.  An authorized member of the Audit Committee has discussed the matters disclosed in this filing with HBM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	WORTHINGTON ENERGY, INC.

By: /s/ ANTHONY MASON
Anthony Mason Chief Executive Officer